Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Flowco Holdings Inc. of our report dated August 30, 2024, except for the inclusion of the Lessor Accounting disclosure in Note 5 to the consolidated financial statements, as to which the date is October 11, 2024, relating to the financial statements of Flowco MergeCo LLC, which appears in Flowco Holdings Inc.’s Registration Statement on Form S-1 (File No. 333-283663).

/s/ PricewaterhouseCoopers LLP

Houston, Texas

January 17, 2025